UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on May 31, 2012:

•	Cavan M. Redmond became Chief Executive Officer of WebMD Health Corp.;

•

the Board of Directors of WebMD increased the size of the WebMD Board from 10 to 11 members and appointed Mr. Redmond as a member of the WebMD Board, in Class II of the Board, the class of directors that serves until WebMD’s 2013 Annual Meeting of Stockholders; and

•	Mr. Redmond was appointed as a member of the Executive Committee of the WebMD Board.

There are no arrangements or understandings between Mr. Redmond and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical Information. From August 2011 until joining WebMD, Mr. Redmond served as Group President, Animal Health, Consumer Healthcare and Corporate Strategy of Pfizer Inc., a pharmaceutical company. He served as Pfizer’s Group President, Animal Health, Consumer Healthcare, Capsugel and Corporate Strategy from December 2010 until August 2011 and as its Senior Vice President and Group President, Pfizer Diversified Businesses from October 2009 until December 2010. Prior to Pfizer’s acquisition of Wyeth, a pharmaceutical company, Mr. Redmond served as President, Wyeth Consumer Healthcare and Animal Health Business from May 2009 until October 2009. Before that, he held the positions of President, Wyeth Consumer Healthcare from December 2007 until May 2009 and Executive Vice President and General Manager, BioPharma, Wyeth Pharmaceuticals from 2003 until December 2007. Mr. Redmond is 51 years old.

Employment Arrangements. Mr. Redmond has entered into an Employment Agreement with WebMD, dated May 29, 2012. A copy of the Employment Agreement will be filed, by amendment to this Current Report, as Exhibit 10.1. The following is a description of the Employment Agreement:

•

Mr. Redmond’s annual base salary is $650,000. The target annual bonus that he will be eligible to receive shall be 100% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. Mr. Redmond will be eligible to participate in the benefit programs generally available to senior executives of WebMD, including health insurance, life and disability insurance and the 401(k) plan. Mr. Redmond will receive a car allowance of $1,000 per month. WebMD has agreed to reimburse Mr. Redmond for certain expenses relating to his relocation to New York City.

•

Mr. Redmond is receiving a sign-on bonus of $930,000. The sign-on bonus is subject to repayment in full if, during the first year of his employment with WebMD, Mr. Redmond terminates his employment without Good Reason (as defined in the Employment Agreement and described below) or if there is a termination for Cause (as defined in the Employment Agreement and described below), unless a Change of Control (as defined in the Employment Agreement and described below) has occurred prior to such termination. During the second year of employment, 50% of the sign-on bonus would be subject to repayment in such events.

•

Mr. Redmond: (a) received, on May 31, 2012 (the “Commencement Date”), a grant (the “Option Grant”) of options to purchase 1,000,000 shares of WebMD Common Stock at an exercise price of $23.03 per share, the closing price of WebMD Common Stock on the date of grant (a copy of the option agreement will be filed, by amendment to this Current Report, as Exhibit 10.2); and (b) will, at the time of the filing of a Registration Statement on Form S-8 relating thereto, receive a grant (the “Restricted Stock Grant”) of 45,000 shares of restricted WebMD Common Stock (a copy of the Restricted Stock Agreement will be filed, by amendment to this Current Report, as Exhibit 10.2). The vesting schedule for the Option Grant and the Restricted Stock Grant is 25% per year, on the first four anniversaries of the Commencement Date. These grants were made outside of WebMD’s existing equity compensation plans in reliance upon Nasdaq Rule 5635(c)(4).

•	In the event of the termination of Mr. Redmond’s employment by WebMD without Cause, by Mr. Redmond for Good Reason or as a result of his death or disability, he (or his estate) would be entitled to:

—	a continuation of his base salary in effect at the time of termination for two years;

—	if the termination date is on or after December 31 of any year but prior to payment of bonuses for such prior year, any annual bonus for such prior year (at such time and in such manner as WebMD pays other senior executive officers’ bonuses for such year); and

—	reimbursement of COBRA premiums until the earlier of 18 months following his termination and the date upon which he receives comparable coverage under another plan.

•	Following a termination of Mr. Redmond’s employment by WebMD without Cause or by Mr. Redmond for Good Reason:

—	the Option Grant, to the extent unvested, would remain outstanding and continue to vest through the second vesting date following such termination and the post-termination exercise period shall be 90 days after such second vesting date; and

—	the portion of the Restricted Stock Grant that would have vested on the next two vesting dates shall vest on the date of termination;

provided, however, that if such termination by WebMD without Cause or by Mr. Redmond for Good Reason occurs after a Change of Control, then the Option Grant and the Restricted Stock Grant shall become fully vested on the date of termination and the 90-day post-termination exercise period for the Option Grant shall commence on such date. If Mr. Redmond resigns for any reason after the first anniversary of the occurrence of a Change of Control, he will receive the same severance and other benefits to which he would be entitled upon termination for Good Reason following a Change of Control.

•	Following a termination of Mr. Redmond’s employment as a result of disability or death:

—	the Option Grant, to the extent unvested, shall become fully vested as of the date of termination and Mr. Redmond or his estate will have a period of one year from the date of termination to exercise the vested options; and

—	the Restricted Stock Grant shall become fully vested as of the date of termination.

•

If Mr. Redmond’s employment is terminated (a) by WebMD for Cause or (b) by him without Good Reason prior to the first anniversary of a Change of Control: he is not entitled to any further compensation or benefits; and he would not be entitled to any additional vesting with respect to the Stock Option Grant or the Restricted Stock Grant following the date of termination.

•	For purposes of the Employment Agreement:

—	a “Change of Control” would occur when (i) a person, entity or group acquires more than 50% of the voting power of WebMD, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (iii) there is a complete liquidation or dissolution of WebMD;

—

“Cause” includes (i) willful failure, after 30 days written notice, to perform duties, (ii) material failure, after 30 days written notice, to follow lawful instructions of WebMD’s Board, (iii) willful misconduct or violence or threat of violence that would harm WebMD or willful misconduct relating to Mr. Redmond’s business affairs, which reflects negatively on WebMD or impairs or impedes its operations or reputation, (iv) a breach of a material WebMD policy, the Employment

Agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (v) conviction of a felony or other crime in respect of a dishonest or fraudulent act or of moral turpitude; and

—	“Good Reason” means Mr. Redmond’s resignation of employment within 180 days after he learns of the occurrence of any of the following: (i) a substantial diminution in responsibilities or authority; (ii) any reduction in the rate of base salary or bonus opportunity, other than in connection with an across the board reduction of the base salaries and bonus opportunities of the senior executives of WebMD of not more than 10 percent; (iii) any requirement that he report to any person or entity other than WebMD’s Board of Directors; or (iv) any material breach by WebMD of any material written agreement with WebMD relating to his employment (including without limitation any equity award agreements); provided, however, that he has provided written notice to WebMD that such event has occurred and (A) it is not cured within 30 days of such notice and (B) he terminates his employment within 90 days after the failure of WebMD to cure. Notwithstanding the foregoing, if a Change of Control has occurred, a diminution in Mr. Redmond’s responsibilities from those prior to the Change of Control so as to facilitate a transition or integration with the successor company shall not be an event that constitutes Good Reason during the one-year period following the closing of the Change of Control so long as such responsibilities are no less than those commensurate with a senior executive role at WebMD.

Mr. Redmond entered into a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from soliciting or hiring, or interfering with, WebMD’s employees or independent contractors, and from soliciting any of WebMD’s clients or customers, and non-competition provisions that prohibit him from being involved in a business that competes with any business that WebMD or any of its subsidiaries are engaged in or have taken affirmative steps to engage in. The non-solicitation and non-competition obligations end on the second anniversary of the date his employment ceases. Post-employment payments and benefits that may become due to Mr. Redmond would be subject to his continued compliance with these covenants.

*    *    *    *

Anthony Vuolo, WebMD’s Chief Financial Officer, who has also served as Interim Chief Executive Officer of WebMD since January 2012 while the Board of Directors conducted a search for a permanent CEO, will continue in the position of Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits will be filed by amendment to this Current Report:

Exhibit Number	Description

10.1	Employment Agreement, dated as of May 29, 2012, between the Registrant and Cavan M. Redmond

10.2	Form of Non-Qualified Stock Option Agreement between the Registrant and Cavan M. Redmond

10.3	Form of Restricted Stock Agreement between the Registrant and Cavan M. Redmond

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: June 1, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of May 29, 2012, between the Registrant and Cavan M. Redmond*

10.2	Form of Non-Qualified Stock Option Agreement between the Registrant and Cavan M. Redmond*

10.3	Form of Restricted Stock Agreement between the Registrant and Cavan M. Redmond*

*	To be filed by amendment.